                                                                  EXHIBIT 3.1(c)


                                STATE OF WYOMING

                                 Office of the
                               Secretary of State




United States of America  )
                          ) ss.
State of Wyoming          )



                             CERTIFICATE OF MERGER

                                       OF

         ODYSSEY 2000-N.A., INC. (NV)(UNQUALIFIED) MERGED INTO: OUTLAW
                    ENTERTAINMENT GROUP, INC. (WY)(SURVIVOR)

         I, DIANA J. OHMAN, Secretary of State of the State of Wyoming, do hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law, and are found to conform to law.

         Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues this Certificate.

              IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 11TH day of JANUARY A.D., 1996.

    (Wyoming
      State
      Seal)                                      /s/ Diana J. Ohman
                                        --------------------------------------
                                                  Secretary of State


                                        By (Illegible)
                                          ------------------------------------

                               ARTICLES OF MERGER
                                       OF
                      CELEBRITY ENTERTAINMENT GROUP, INC.

         The undersigned corporations, pursuant to Section 17-16-1105 of the Wyoming Revised Statutes, and Section 78.458 of the Nevada Revised
Statutes, hereby execute the following articles of merger:

                                   ARTICLE ONE

         The names of the corporations proposing to merge and the names of the State(s) under the laws of which such corporations are organized, are as follows:

NAME OF CORPORATION                                     STATE OF INCORPORATION

Celebrity Entertainment Group, Inc.                     Wyoming
Odyssey 2000-N.A., Inc.                                 Nevada

                                   ARTICLE TWO

         A Plan of Merger has been adopted by the Board of Directors of each corporation that is a party to this merger.

                                  ARTICLE THREE

         The laws of the State(s) under which such corporations are organized permit such merger.

                                  ARTICLE FOUR

         The name of the surviving corporation shall be Celebrity Entertainment Group, Inc. and it shall be governed by the laws of the State of Wyoming,

                                  ARTICLE FIVE

         The plan of merger is as follows:

                                 PLAN OF MERGER

1. Odyssey 2000-N.A., Inc., Inc. shall be merged into Celebrity Entertainment Group, Inc. Celebrity Entertainment Group, Inc. is hereby designated as the surviving corporation.




ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                         -1-

         2. The terms and conditions of the proposed merger are:

               a) The By-laws of the surviving corporation as they shall exist on the effective date of this agreement shall be and remain the By-laws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

               b) The officers and directors of Celebrity Entertainment Group, Inc. shall be appointed as the officers and directors of the surviving corporation to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

               c) This merger shall become effective upon filing with the Secretary of State of Wyoming and the Secretary of State of Nevada. However, for all accounting purposes the effective dale of the merger shall be as of the close of business on November 30, 1995.

               d) Upon the merger becoming effective, all property, rights, privileges, licenses and assets of every kind of Odyssey 2000-N.A., Inc. shall be transferred to and vested in Celebrity Entertainment Group, Inc.

         3. The Common shares of ODYSSEY 2000-N.A., Inc. shall be converted into Common shares of Celebrity Entertainment Group, Inc., to the end that, upon the effective date of the merger, the issued and outstanding Common shares of the surviving corporation shall be owned 7.7% by the existing Common shareholders of Odyssey 2000-N.A., Inc. and 92.3% by the existing Common shareholders of Celebrity Entertainment Group, Inc. There shall be 32,500,000 issued and outstanding Common shares.

         4. The Articles of Incorporation of the surviving corporation shall not be amended.


                                   ARTICLE SIX

         The Plan of Merger was submitted to the shareholders of Odyssey 2000-N.A., Inc. by its Board of Directors, with a recommendation for approval, at a special meeting of shareholders on December 11, 1995, in accordance with its By-laws and pursuant to Sections 78.458 and 78,370 of the Nevada Revised Statutes. At said meeting, the number of shares outstanding, the number of shares entitled to vote and the number and designation of shares of any class to vote as a class were:





ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                         -2-

NAME OF CORPORATION:                             Odyssey 2000-N.A., Inc.

TOTAL NUMBER OF SHARES
OUTSTANDING:                                     7,845,617 Common shares

TOTAL NUMBER OF SHARES
ENTITLED TO VOTE:                                7,845,617 Common shares

DESIGNATION OF CLASS
ENTITLED TO VOTE AS A
CLASS (if any):                                  None

NUMBER OF SHARES OF
SUCH CLASS (if any):                             None



                                  ARTICLE SEVEN

         As to Odyssey 2000-N.A., Inc., the number of shares voted for and against the plan, respectively, and the number of shares of any class entitled to vote as a class voted for and against the plan, were:

NAME OF CORPORATION:                             Odyssey 2000-N.A., Inc.

TOTAL SHARES VOTED FOR:                          7,845,617

TOTAL SHARES VOTED AGAINST:                      0

CLASS:                                           None

SHARES VOTED FOR:                                None

SHARES VOTED AGAINST:                            None

         The merger and the Plan of Reorganization which authorized the Plan of Merger were approved by the unanimous vote of the Board of Directors of Celebrity Entertainment Group, Inc. on December 12, 1995. At that time, no shares of that corporation had been issued and, therefore, the approval of shareholders was not required.

                                  ARTICLE EIGHT

         All provisions of the laws of the State of Wyoming and the State of Nevada applicable to the proposed merger have been complied with.



ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                         -3-

                                  ARTICLE NINE

         It is agreed that upon and after the issuance of a Certificate of Merger by the Secretary of State of the State of Wyoming:

         1. The surviving corporation may be served with process in the State of Wyoming in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Wyoming which is a party to the merger and in any proceeding or the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Wyoming against the surviving corporation.

         2. The surviving corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Nevada which is a party to the merger the amount, it any, to which they shall be entitled under the provisions of the Nevada Revised Statutes with respect to the rights of dissenting shareholders.

         3. The forwarding address for service of process is:

                        c/o CT Corporation System
                        1720 Carey Avenue
                        Cheyenne, Wyoming 82001

         4. The addresses of the respective parties to these Articles of Merger are:

                        Celebrity Entertainment Group, Inc.
                        445-C E. Cheyenne Mountain Blvd., #417
                        Colorado Springs, Colorado 80906

                        Odyssey 2000-N.A., Inc.
                        2895 E. Sierra Drive
                        Westlake Village, California 91362


                                   ARTICLE TEN

         These articles of merger shall be effective on February 22, 1996.






ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                         -4-

         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its President and Secretary, as of the 15th day of February, 1996.

                                        ODYSSEY 2000-N.A., INC.

                                        /s/ Michael C. Talianis
                                        --------------------------------
                                        Michael C. Talianis, President


                                        /s/ Suzanne A. Talianis
                                        --------------------------------
                                        Suzanne A. Talianis, Secretary



                                        CELEBRITY ENTERTAINMENT GROUP, INC.


                                        /s/ John T. Anderson
                                        --------------------------------
                                        John T. Anderson, President


                                        /s/ Frederick R. Schumacher
                                        --------------------------------
                                        Frederick R. Schumacher, Secretary







ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                         -5-

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF VENTURA   )

         Before me, Georgia S. Sturgeon, a Notary Public in and for the said County and State, personally appeared Michael C. Talianis, President of Odyssey 2000-N.A., Inc., a Nevada corporation, and that he signed the foregoing document as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 23rd day of February, A.D. 1996.

         My commission expires        12-17-99
                               -----------------------------


                                           /s/ Georgia S. Sturgeon
                                           -----------------------------------
                                           Notary Public


          GEORGIA S. STURGEON
(Seal)      COMM. #???????
        NOTARY PUBLIC CALIFORNIA
            VENTURA DEPUTY
        Comm. Exp. Dec 17, 1999




STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF VENTURA   )


         Before me, Georgia S. Sturgeon, a Notary Public in and for the said County and State, personally appeared Suzanne A. Talianis, Secretary of Odyssey 2000-N.A., Inc., a Nevada corporation, and that she signed the foregoing document as her free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 23rd day of February, A.D. 1996.

         My commission expires        12-17-99
                               -----------------------------


                                           /s/ Georgia S. Sturgeon
                                           -----------------------------------
                                           Notary Public


          GEORGIA S. STURGEON
(Seal)      COMM. #???????
        NOTARY PUBLIC CALIFORNIA
            VENTURA DEPUTY
        Comm. Exp. Dec 17, 1999




ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                         -6-